BY-LAWS

OF

RCG ACQUISITION 1 CORP...

ARTICLE I - OFFICES

The office of the Corporation shall be located in any City and State designated by the Board of Directors.   This Corporation may also maintain other offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

ARTICLE II - STOCKHOLDERS

1. ANNUAL MEETING

      The annual meeting of the stockholders shall be held if called by the board of Directors within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as may properly come before the meeting.

2. SPECIAL MEETINGS

      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the president or by the directors, and shall be called by the president at the request of the holders of not less than 10 per cent of all the outstanding shares of the corporation entitled to vote at the meeting.

3. PLACE OF MEETING

      The directors may designate any place, either within or without the State unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting called by the directors.   A waiver of notice signed by all stockholders entitled to vote at a meeting may designate any place, either within or without the state unless otherwise prescribed by statute, as the place for holding such meeting if no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation.

4. NOTICE OF MEETING

      Written or printed notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

5.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE

      For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 30 days.   If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least 15 days immediately preceding such meeting.  In lieu of closing the stock transfer books, the directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 45 days and, in case of a meeting of stockholders, not less than 15 days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice  of  or  to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for  such  determination  of stockholders.  When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

6. QUORUM

      At any meeting of stockholders 50% of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.   If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

7. PROXIES

      At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting.

8. VOTING

      Each stockholder entitled to vote in accordance with the terms and provisions of the certificate of incorporation and these by-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholders.   Upon the demand of any stockholder, the vote for directors and upon question before the meeting shall be by ballot.   All elections for directors shall be decided by majority vote;  all other questions shall  be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of this State.

ARTICLE III - BOARD OF DIRECTORS

1.  GENERAL POWERS

      The business and affairs of the corporation shall be managed by its board of directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the corporation, as they may deem proper, not inconsistent with these by-laws and the laws of this State.

2. NUMBER, TENURE AND QUALIFICATIONS

      The number of directors of the corporation shall be a minimum of two and a maximum of nine.  Each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified.

3. REGULAR MEETING

      A regular meeting of the directors, shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.  The directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

4.  SPECIAL MEETINGS

      Special meetings of the directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

5.  NOTICE

      Notice of any special  meeting shall be given at least 3 days previously thereto by written notice delivered personally, or by telegram or mailed to each director at his business address.   If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.  At any meeting of the directors a majority of the directors shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

7. MANNER OF ACTING

      The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

8. NEWLY CREATED DIRECTORSHIPS AND VACANCIES

      At any time or times, by vote of a majority of the directors or by actions of the holders of a majority of the Corporation's outstanding common stock, new directors may be added to the Board of Directors thereby increasing the number of directors, provided the total number of directors shall not at any time, exceed 9.  Vacancies occurring by reason of the removal of a director without cause shall be filled by vote of the stockholders.  Vacancies occurring by resignation, death or removal for cause may be filled by vote of the remaining directors.

9.  REMOVAL Of DIRECTORS

      Any or all of the directors may be removed for cause by vote of the stockholders or by action of the board. Directors may be removed without cause only by vote of the stockholders.

10. RESIGNATION

      A director may resign at any time by giving written notice to the board, the  president or the  secretary of the corporation.  Unless otherwise specified in the notice, the resignation shall take effect upon the receipt thereof by the board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

11  COMPENSATION

      No compensation shall  be paid to directors,  as such, for their services, but by resolution of the board a fixed sum and expenses for actual attendance at each regular or special meeting of the board may be authorized.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

12. PRESUMPTION OF ASSENT

      A director of the corporation who is present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

13. EXECUTIVE AND OTHER COMMITTEES

      The board, by resolution, may designate from among its members an executive committee and other committees, each consisting of three or more directors.  Each such committee shall serve at the pleasure of the board.

ARTICLE IV - OFFICERS

1. NUMBER

      The officers of the corporation shall be a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the directors.   Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.  Any two or more offices may be held by the same person.

2. ELECTION AND TERM OF OFFICERS

      The officers of the corporation to be elected by the directors shall be elected at a meeting of the directors held when determined by the directors.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall  resign or  shall  have  been removed  in  the manner hereinafter provided.

3.  REMOVAL

      Any officer or agent elected or appointed by the directors may be removed by the directors whenever in their judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.  VACANCIES

      A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

5.  SALARIES

      The salaries of the officers shall be fixed from time to time by the directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

ARTICLE V - CONTRACTS. LOANS, CHECKS AND DEPOSITS

1.  CONTRACTS

      The directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

2. LOANS

      No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors.  Such authority may be general or confined to specific instances.

3.  CHECKS, DRAFTS, ETC.

      All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the directors.

4.  DEPOSITS

      All funds of the corporation not otherwise employed  shall  be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the directors may select.

ARTICLE VI - CERTIFICATE FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES

      Certificates representing shares of the corporation shall be in such form as shall be determined by the directors.  Such certificates shall be signed by the president and by the secretary or by such other officers authorized by law and by the directors.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the stockholders, the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.  All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the corporation  as the directors may prescribe.

2. TRANSFERS OF SHARES

      (a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office.

      (b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notice thereof, except as expressly provided by the laws of this state.

ARTICLE VII - FISCAL YEAR

      The fiscal year of the corporation shall end on the 31st day of December in each year.

ARTICLE VIII- DIVIDENDS

      The directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

ARTICLE IX - SEAL

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the words, "Corporate Seal".

ARTICLE X - WAIVER OF NOTICE

      Unless otherwise provided by law, whenever any notice is required to be given to any stockholder or director of the corporation under the provisions of these by-laws or under the provisions of the articles of incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI - AMENDMENTS

      These by-laws may be altered, amended or repealed and new by-laws may be adopted by a vote of the stockholders representing a majority of all the shares issued and outstanding, at any annual stockholders' meeting or at any special stockholders' meeting when the proposed amendment has been set out in the notice of such meeting, or by a unanimous vote of the Board of Directors provided that the amendment not inconsistent with the powers provided the Board of Directors by the Certificate of Incorporation.

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

      A. This Corporation indemnifies  its  officers,  directors  and corporate employees and agents against all cost, expense or liability as follows

(a) Each officer and/or director who was or is a party or is threatened to be made a party to a-y threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation and   director, officer, employee or agent of another corporation, partnership, joint venture,  trust or other enterprise, against expenses (including attorneys' fees}, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be  in or not opposed to the best interests of the corporation, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) Each officer and/or director who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procedure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses, including  attorneys'  fees,  actually and reasonable incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper

(c) To the extent that such director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b}, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees} actually and reasonably incurred b him in correction therewith

(d) Any indemnification under subsection (a) and (b) of this section unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination  that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section.  Such determination shall be made (l) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceedings,  or (2)  if such a quorum is not obtainable,  or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)  Expenses incurred in defending a civil action, suit or proceeding may be paid by the corporation  in  advance of the  final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless  it  shall  ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

(f)  The indemnification provided by this section shall not be deemed  exclusive  of  any  other  rights  to  which  those  seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such office, and shall continue as a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

(g)  The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

(h) For purposes of this section, references to  "the corporation" shall include, in addition to the resulting corporation, any constituent corporation  (including any constituent of a constituent absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

      B.   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a  court  of  appropriate  jurisdiction  the  question  whether  such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

       C.  It is the intention of this Corporation to indemnify each of its directors and each of its officers to the maximum extent permitted by the Delaware Corporation Law, as it may from time to time be amended.